UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2011

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-163069	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15 th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We previously filed a Current Report on Form 8-K on November 9, 2011 (the “Original Form 8-K”) reporting our acquisition of a portfolio of four retail condominiums located on 416-424 Washington Street in the Tribeca neighborhood of Manhattan, New York (the “Washington Street Portfolio”).  This Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets

In evaluating the Washington Street Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, we have considered a variety of factors, including location, demographics, credit quality of the tenants, duration of the in-place leases, strong occupancy and the fact that the overall rental rates are comparable to market rates, as well as expenses, including utility rates, ad valorem tax rates, maintenance expenses, and the lack of anticipated required capital improvements.

We believe that the Washington Street Portfolio is well located, has acceptable roadway access and is well maintained. The Washington Street Portfolio is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the Washington Street Portfolio could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Washington Street Portfolio, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital New York Recovery REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of a portfolio of four retail condominiums located on 416-424 Washington Street in the Tribeca neighborhood of Manhattan, New York (the “Washington Street Portfolio”) for the year ended December 31, 2010. This Historical Summary is the responsibility of American Realty Capital New York Recovery REIT, Inc.'s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Washington Street Portfolio's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Washington Street Portfolio's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the Historical Summary of the Washington Street Portfolio for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

 /s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

December 22, 2011

THE WASHINGTON STREET PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Nine Months Ended	Year Ended
	September 30, 2011	December 31, 2010
	(Unaudited)
Revenues:
Rental income	$728	$949
Operating reimbursements	16	16
Total revenues	744	965

Certain expenses:
Real estate taxes	57	58
Common area maintenance	39	50
Insurance	1	4
Total certain expenses	97	112
Revenues in excess of certain expenses	$647	$853

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE WASHINGTON STREET PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2011 are unaudited)

1.	Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations of a portfolio of four retail condominiums located on 416-424 Washington Street in the Tribeca neighborhood of Manhattan, New York (the “Washington Street Portfolio”) for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited). The Washington Street Portfolio was acquired by American Realty Capital New York Recovery REIT, Inc. (the “Company”) through its sponsor, American Realty Capital III, LLC, from an unaffiliated third party on November 3, 2011, for $9.9 million. The Washington Street Portfolio contains approximately 24,000 rentable square which includes a 15,055 square foot parking garage and a 1,750 square foot storage basement. Each condominium is leased to one of the following tenants: a parking garage, a wine shop, a men’s lifestyle club and a luxury condominium builder. The condominiums are situated on Washington Street at its intersection with Laight Street.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors:  (a) the Washington Street Portfolio was acquired from an unaffiliated party and (b) based on due diligence of the Washington Street Portfolio by the Company, management is not aware of any material factors relating to the Washington Street Portfolio that would cause this financial information not to be indicative of future operating results.

In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the interim periods results of operations are included. The results of operations for the interim periods presented are not necessarily indicative of the results for the full year.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the leases, the tenants pay monthly rent reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of approximately $172,000 over the rent payments received in cash for the year ended December 31, 2010 and approximately $99,000 over the rent payments received in cash for the nine months ended September 30, 2011.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis as of September 30, 2011 and December 31, 2010:

	September 30,	December 31,
Tenant	2011	2010
Empire Parking Corp.	62.0%	62.0%
John Allan's Tribeca Corporation	20.0%	20.0%
CityVines, Inc.	13.3%	13.3%

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of September 30, 2011 and December 31, 2010.

Use of Estimates

The preparation of the Historical Summary is in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

3.	Future Minimum Lease Payments

At September 30, 2011, the Washington Street Portfolio was 100% leased under non-cancelable operating leases with a remaining lease term of 13.7 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

October 1, 2011 to December 31, 2011	$206
2012	845
2013	873
2014	909
2015	922
2016 and thereafter	10,698
Total	$14,453

4.	Subsequent Events

The Company has evaluated subsequent events through December 22, 2011, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited financial statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2011
(In thousands)

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had acquired the Washington Street Portfolio as of September 30, 2011. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the properties as of September 30, 2011, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York Recovery REIT, Inc. (1)	Washington Street Portfolio (2)	Pro Forma American Realty Capital New York Recovery REIT, Inc.

Assets
Real estate investments, at cost:
Land	$13,996	$—	$13,996
Buildings, fixtures and improvements	57,704	8,978	66,682
Acquired intangible lease assets	7,251	1,188	8,439
Total real estate investments, at cost	78,951	10,166	89,117
Less: accumulated depreciation and amortization	(3,362)	—	(3,362)
Total real estate investments, net	75,589	10,166	85,755
Cash and cash equivalents	7,141	—	7,141
Restricted cash	1,058	11	1,069
Due from affiliates, net	489	—	489
Prepaid expenses and other assets	4,881	—	4,881
Deferred financing costs, net	2,316	129	2,445
Total assets	$91,474	$10,306	$101,780

Liabilities and Stockholders' Equity
Notes payable	$5,933	$—	$5,933
Mortgage notes payable	41,422	5,000	46,422
Below market lease liabilities	1,099	306	1,405
Derivatives, at fair value	114	—	114
Accounts payable and accrued expenses	2,161	82	2,243
Deferred rent and other liabilities	281	—	281
Distributions payable	254	—	254
Total liabilities	51,264	5,388	56,652
Preferred stock	—	—	—
Convertible preferred stock	20	—	20
Common stock	30	5	35
Additional paid-in capital	33,542	4,913	38,455
Accumulated other comprehensive loss	(114)	—	(114)
Accumulated deficit	(5,606)	—	(5,606)
Total stockholders' equity	27,872	4,918	32,790
Non-controlling Interests	12,338	—	12,338
Total Equity	40,210	4,918	45,128
Total liabilities and stockholders' equity	$91,474	$10,306	$101,780

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011:

(1)	Reflects the Company's historical unaudited Balance Sheet as of September 30, 2011, as previously filed.
(2)
Reflects the acquisition of the Washington Street Portfolio. The purchase price, excluding related expenses, was $9.9 million, which was funded through a combination of funds raised through common stock and a first mortgage note, the proceeds from which were net settled at acquisition.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be eight months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective leases, which ranges from approximately four to 19 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2011

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010 and the nine months ended September 30, 2011, are presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had acquired the Washington Street Portfolio as of the beginning of each period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.

Unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2010 (in thousands):

	American Realty Capital New York Recovery REIT, Inc. (1)	Washington Street Portfolio (2)	Pro Forma Adjustments Washington Street Portfolio		Pro Forma American Realty Capital New York Recovery REIT, Inc.

Revenues:
Rental income	$2,087	$949	$138	(3)	$3,174
Operating expense reimbursement	290	16	—		306
Total revenues	2,377	965	138		3,480
Operating expenses:
Property operating	672	112	—		784
Acquisition and transaction related	1,424	—	—		1,424
General and administrative	43	—	—		43
Depreciation and amortization	1,040	—	575	(4)	1,615
Total operating expenses	3,179	112	575		3,866
Operating income (loss)	(802)	853	(437)		(386)
Other income (expense)
Interest expense	(1,070)	—	(232)	(5)	(1,302)
Interest income	1	—	—		1
Total other expenses	(1,069)	—	(232)		(1,301)
Net income (loss)	(1,871)	853	(669)		(1,687)
Net loss attributable to non-controlling interests	109	—	—		109
Net income (loss) attributable to stockholders	$(1,762)	$853	$(669)		$(1,578)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2011

Unaudited Pro forma Consolidated Statement of Operations for the nine months ended September 30, 2011 (in thousands):

	American Realty Capital New York Recovery REIT, Inc. (1)	Washington Street Portfolio (2)	Pro Forma Adjustments Washington Street Portfolio		Pro Forma American Realty Capital New York Recovery REIT, Inc.

Revenues:
Rental income	$4,713	$728	$87	(3)	$5,528
Operating expense reimbursement	487	16	—		503
Total revenues	5,200	744	87		6,031
Operating expenses:
Property operating	861	97	—		958
Acquisition and transaction related	457	—	—		457
General and administrative	188	—	—		188
Depreciation and amortization	2,800	—	431	(4)	3,231
Total operating expenses	4,306	97	431		4,834
Operating income (loss)	894	647	(344)		1,197
Other income (expenses)
Interest expense	(2,121)	—	(174)	(5)	(2,295)
Interest income	1	—	—		1
Total other expenses	(2,120)	—	(174)		(2,294)
Net income (loss)	(1,226)	647	(518)		(1,097)
Net income attributable to non-controlling interests	(129)	—	—		(129)
Net income (loss) attributed to stockholders	$(1,355)	$647	$(518)		$(1,226)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

     Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 and the nine months ended September 30, 2011.

(1)	Reflects the Company's historical operations for the period indicated as previously filed.
(2)	Reflects the operations of the Washington Street Portfolio for the period indicated.
(3)	Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for above and below market leases.
(4)
Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired at the beginning of the period.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from four to 19 years.

(5)
Represents interest expense that would have been recorded on debt incurred in connection with the acquisition had the properties been acquired at the beginning of the period. The Company financed a portion of the acquisitions with a $5.0 million first mortgage loan with fixed interest at 4.375% during the first five years and thereafter, adjusted annually to prime plus a margin of 2.75%.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $305,000 primarily representing acquisition fees to the advisor, legal fees and deed transfer fees for the acquisitions of the Washington Street Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: December 22, 2011	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer